UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nuverra Environmental Solutions, Inc.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

May 9, 2016

Dear Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of Nuverra Environmental Solutions, Inc. (OTCQB: NESC) to be held on May 20, 2016 at 12:00 p.m., Eastern Daylight Time.

To be cost-effective, we are holding a virtual Special Meeting via the Internet. We are offering a live webcast of the Special Meeting for our stockholders at www.virtualshareholdermeeting.com/NES2016S, where you will be able to listen to the Special Meeting and vote electronically.

On or about May 9, 2016, we will mail to our stockholders of record as of May 4, 2016, a Notice of Special Meeting of Stockholders, as well as our Proxy Statement and form of proxy card.

The matters to be acted upon are described in the Notice of Special Meeting of Stockholders and in the Proxy Statement. We encourage you to carefully read these materials, as well as any additional materials provided to you in connection with the Special Meeting.

We urge you to participate in the Special Meeting. Whether or not you plan to attend our live webcast of the Special Meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by mail, as described in the proxy materials. Instructions regarding all methods of voting are available in the Notice of Special Meeting of Stockholders and on the proxy card. If you do attend the live webcast, you will have the right to revoke your proxy and vote your shares at that time if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Nuverra Environmental Solutions, Inc.

Sincerely,

/s/ Mark D. Johnsrud
Mark D. Johnsrud
Chairman and Chief Executive Officer

Nuverra Environmental Solutions, Inc.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2016

May 9, 2016

To our Stockholders:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Nuverra Environmental Solutions, Inc., a Delaware corporation, will be held on May 20, 2016 at 12:00 p.m., Eastern Daylight Time, via the Internet at www.virtualshareholdermeeting.com/NES2016S.

Only stockholders of record that own our common stock at the close of business on May 4, 2016 are entitled to notice of and to vote at the Special Meeting. For ten days prior to the Special Meeting, a complete list of our stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254.

At the Special Meeting, in connection with the previously announced comprehensive plan to restructure our indebtedness, we will consider the following proposals described in detail in the accompanying Proxy Statement:

1.	Approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”) from 50 million to 350 million (the “Authorized Shares Proposal”); and

2.	Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on May 20, 2016. Our Proxy Statement is attached. The Company’s Notice of Special Meeting and Proxy Statement are also available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT: Whether you plan to attend our live webcast of the Special Meeting or not, please vote your shares by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the live webcast, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the Special Meeting.

Registered holders may vote:

1.	By Internet: go to www.proxyvote.com;

2.	By toll-free telephone: call 1-800-690-6903; or

3.	By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

/s/ Mark D. Johnsrud
Mark D. Johnsrud
Chairman and Chief Executive Officer

Nuverra Environmental Solutions, Inc.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

-i-

Nuverra Environmental Solutions, Inc.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2016.

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc. (“we”, “our”, “us” or the “Company”), a Delaware corporation, for use at its special meeting of stockholders to be held on May 20, 2016 (the “Special Meeting”) via live webcast on the Internet at www.virtualshareholdermeeting.com/NES2016S, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and described below. The Notice of Special Meeting of Stockholders, this proxy statement (“Proxy Statement”) and the attached proxy card are first being sent to stockholders on May 9, 2016. You are cordially invited to attend the live webcast of the Special Meeting and are requested to vote on the proposals described in this Proxy Statement.

In connection with the previously announced comprehensive plan to restructure our outstanding indebtedness (as further described herein), the following matters will be considered at the Special Meeting:

1.	Approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 50 million to 350 million (the “Authorized Shares Proposal”); and

2.	Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

HOW TO PARTICIPATE IN THE ELECTRONIC MEETING

In order to participate in the Special Meeting, please log on to www.virtualshareholdermeeting.com/NES2016S, click on the “Investors” section and then the “Special Meeting Webcast” link at least 15 minutes prior to the start of the 12:00 p.m. Eastern Daylight Time Special Meeting to provide time to register and download the required audio software, if needed. All stockholders will need to register by entering your name.

The webcast replay will be available at www.virtualshareholdermeeting.com/NES2016S until December 31, 2016.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on May 4, 2016 (the “Record Date”) will be entitled to vote at the Special Meeting and any adjournment or postponement thereof. As of that date, we had 31,052,076 shares of Common Stock outstanding, of which all shares are entitled to vote with respect to all matters to be acted upon at the Special Meeting. To the extent a warrant is exercised prior to the close of business on the Record Date, such shares issued upon exercise will be entitled to vote. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by such stockholder. Our Second Amended and Restated Bylaws (“Bylaws”) provide that a majority of the outstanding shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required

If a quorum is present, the votes required for the proposal to be considered at the Special Meeting and the treatment of abstentions and broker non-votes in respect of such proposal is as follows:

•	Authorized Shares Proposal: The approval of the Authorized Shares Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal. Note that if your shares are hold by a broker or nominee, such broker or nominee will not have authority to vote your shares on this proposal unless you provide instructions to him or her regarding how you would like your shares to be voted.

Solicitation of Proxies

We will bear the expense of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in so doing.

Voting Instructions and Revocation of Proxy

All shares of our Common Stock represented by properly executed proxies received before or at the Special Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a proxy, the shares represented by such proxy will be voted as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of the Company a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the live webcast of the Special Meeting and voting his or her shares at that time. Attendance at the live webcast of the Special Meeting will not, in and of itself, constitute revocation of a proxy.

Stockholders whose shares are registered in their own names may vote (1) via the Internet, (2) by telephone, or (3) by returning their proxy card via mail. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded.

BACKGROUND FOR OUR AUTHORIZED SHARES PROPOSAL

We are a leading provider of comprehensive, full-cycle environmental solutions to customers focused on the exploration, development and ongoing production of oil and natural gas from shale formations in the United States. We provide one-stop, total environmental solutions, including delivery, collection, treatment, recycling, and disposal of water, wastewater, waste fluids, hydrocarbons, and restricted solids that are part of the drilling, completion and ongoing production of shale oil and natural gas.

Due to the difficult macro environment and the corresponding impact of the prolonged depression in oil and gas prices that has continued to negatively affect us and others in our industry, we have experienced a decline in demand and pricing for our services. These factors, coupled with our large outstanding debt service obligations, have diminished our cash position and capital resources and raised substantial doubt about our ability to continue as a going concern. In order to address short-term liquidity needs, we undertook a strategic review and assessment of our business and operations. We divested our industrial solutions business when we sold Thermo Fluids Inc. in the first half of 2015, in order to focus exclusively on our core shale environmental solutions business. Further, we sought to maximize liquidity by implementing various cost-management initiatives, which included limiting our capital expenditures to only those deemed critical to our ongoing operations and those necessary to support our key growth initiatives. In addition, we offset the cash impact of these expenditures by selling underutilized or non-core assets.

The worsening market environment and the continued decline in commodity prices have negatively affected our results from operations, financial position and market prices for our securities, including our Common Stock. On January 19, 2016, the New York Stock Exchange (the “NYSE”) notified us that we were not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual due to our failure to maintain an average global market capitalization of at least $15.0 million over a consecutive 30-day trading period. As such, the NYSE informed us that trading of our Common Stock would be suspended before the opening of trading on January 20, 2016, and that it initiated delisting procedures with respect to our Common Stock. Our Common Stock began trading on the OTCQB U.S. Market on January 20, 2016. On February 3, 2016, the NYSE filed a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), notifying the SEC of our removal from listing and registration on the NYSE.

In the first quarter of 2016, the lenders under our asset-based revolving credit facility (the “Credit Facility”) completed their periodic redetermination of the orderly liquidation values of our eligible machinery and equipment. The redetermination resulted in an approximately $21 million decline in our borrowing base and availability under the Credit Facility, which resulted in further tightening of our liquidity. While we were, and remain, in compliance with our existing debt arrangements, we recognized that absent an improvement in commodity prices or a reduction in our indebtedness and cash interest expense, we may not be able to continue to make scheduled payments under our debt obligations, and in such event may need to seek relief under the U.S. Bankruptcy Code.

In response to our financial results and concerns about short- and long-term liquidity, we reviewed various options to restructure our balance sheet to improve our overall capital structure. As a result, our Board, with assistance from our advisors, developed the Restructuring (as defined herein), intended to improve liquidity, defer cash interest expense, and preserve value for holders of our Common Stock.

Summary of the Restructuring

On March 11, 2016, we entered into a Restructuring and Support Agreement (the “Restructuring Support Agreement”) with holders of more than 80% (the “Supporting Holders”) of our 9.875% Senior Notes due 2018 (the “2018 Notes”) to implement a proposed comprehensive debt restructuring and recapitalization plan (the “Restructuring”).

Pursuant to the Restructuring, we consummated the following financing transactions on or before April 15, 2016:

•	Amendment of the Credit Facility to (i) reduce the commitment from $125 million to $100 million, (ii) amend certain rates and covenants, and (iii) permit the transactions contemplated by the Restructuring, among other amendments.

•

Pursuant to the Exchange Offer (as defined herein), the issuance to tendering holders of the 2018 Notes of (i) $327,221,000 aggregate principal amount of new Second-Lien Notes due 2021 (the “2021 Notes”) under a new indenture, (ii) $908,000 in shares of Common Stock at a conversion price per share of $0.32 (the “Conversion Price”), which resulted in the issuance of 2,837,500 shares of Common Stock (the “Exchange

Offer Shares”), and (iii) 10-year penny warrants (the “Exchange Warrants”) to purchase 10% of the outstanding shares of Common Stock, on a fully diluted basis after taking into account the Common Stock to be issued in connection with the Johnsrud Equity Conversion (as defined herein) and the Rights Offering (as defined herein), and the issuance of the Exchange Offer Shares, subject only to dilution by the shares issued or to be issued in connection with a new management incentive plan in form and substance acceptable to the Supporting Holders.

•	Entry into a new last out first lien term loan in the aggregate amount of $24.0 million (the “Term Loan”) and in connection therewith we issued 10-year penny warrants to the lenders under the Term Loan (the “Term Loan Warrants” and, together with the Exchange Warrants, the “Warrants”) to purchase 5% of the outstanding shares of the Common Stock, on a fully diluted basis after taking into account the Common Stock to be issued in connection with the Johnsrud Equity Conversion (as defined herein) and the Rights Offering (as defined herein), and the issuance of the Exchange Offer Shares, subject only to dilution by the shares issued or to be issued in connection with a new management incentive plan in form and substance acceptable to the Supporting Holders.

Pursuant to the Restructuring and subject to the approval of the Authorized Shares Proposal, we also intend to consummate the following financing transactions during the second quarter of 2016:

•	An equity rights offering (the “Rights Offering”) in which each holder of Common Stock will be granted subscription rights to purchase for cash its pro rata shares of $5.0 million of additional Common Stock at a 20% discount to the Conversion Price (the “Offering Price”). The Rights Offering will be fully backstopped by Mark D. Johnsrud, our Chairman and Chief Executive Officer, pursuant to which Mr. Johnsrud will receive a backstop fee of 5% payable in the form of additional Common Stock issued at the Offering Price. In order to secure his backstop obligations, Mr. Johnsrud deposited $5.0 million (the “Escrowed Funds”) into a third party escrow account on April 15, 2016. The proceeds from the Rights Offering will be applied to amounts outstanding under the Credit Facility, which amounts may be redrawn subject to the terms and conditions of the Credit Facility.

•	Mr. Johnsrud shall be issued shares of Common Stock in exchange for the Johnsrud Notes (as defined herein), which were irrevocably tendered to the Company on April 15, 2016, in the Johnsrud Equity Conversion (as defined herein).

Exchange Offer

On March 16, 2016, we commenced an exchange offer and consent solicitation (the “Exchange Offer”) for any and all outstanding 2018 Notes, with the exception of $31.4 million principal amount of 2018 Notes owned by an entity controlled by Mr. Johnsrud (the “Johnsrud Notes”), for new 2021 Notes, Exchange Offer Shares, and Exchange Warrants. The Exchange Offer closed on April 15, 2016, with approximately 89% of the holders of the 2018 Notes participating and we issued the Exchange Warrants to purchase 3,653,185 shares of Common Stock. The 2021 Notes contained the following material terms:

•	Maturity is on April 15, 2021;

•	The 2021 Notes are secured by a second-priority lien on the same collateral as the Credit Facility and the Term Loan, each of which is secured by substantially all of our and our subsidiaries’ assets, whether now owned or hereafter acquired (collectively, the “Collateral”). The 2021 Notes rank equal in right of payment to all of our senior indebtedness and senior to all of our subordinated indebtedness;

•	The 2021 Notes are guaranteed by our subsidiaries that guarantee the obligations under the Credit Facility and the Term Loan;

•

Interest is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2016, and will be payable as follows: (i) interest payable on or before October 15, 2016, will be paid in kind by increasing the principal amount payable and due at maturity at an annual rate of 12.5%;

(ii) interest payable after October 15, 2016, but on or before April 15, 2018, will be paid at an annual rate of 10.0% with 50% paid in kind and 50% in cash; and (iii) interest payable after April 15, 2018, will be paid in cash at an annual rate of 10.0% until maturity; and

•	The 2021 Notes are subject to optional redemption and mandatory redemption provisions at redemption prices and other terms and conditions set forth in the indenture governing the 2021 Notes.

First-Lien Term Loan

Concurrently with the closing of the Exchange Offer, we entered into a new Term Loan Credit Agreement (the “Term Loan Agreement”), pursuant to which the lenders thereunder provided us with the Term Loan for $24 million. The proceeds of the Term Loan were applied to pay down a portion of the outstanding balance under the Credit Facility, and were reborrowed by us to fund our semi-annual interest payment on April 15, 2016, under the 2018 Notes and pay transaction fees and expenses related to the Restructuring. The Term Loan matures on April 15, 2018, at which time we must repay the outstanding principal amount of the Term Loan, together with interest accrued and unpaid thereon. Interest on the Term Loan accrues at a rate of 13.0% per annum to be paid in kind by increasing the principal amount payable thereunder and due at maturity; however, if there is a Default (as defined in the Term Loan Agreement), the agent or lenders thereunder may increase the interest rate thereunder to 17.0% per annum. The Term Loan is secured by a first-priority lien on the Collateral, and is guaranteed by our subsidiaries that guarantee the obligations under the Credit Facility and the 2021 Notes. Additionally, the lenders under the Term Loan received the Term Loan Warrants as a commitment fee for providing the Term Loan.

Amendment to Credit Facility

In contemplation of the Exchange Offer and the Term Loan, we amended the Credit Facility (the “Credit Facility Amendment”). Among other terms and conditions, the Credit Facility Amendment amended the Credit Facility as follows:

•	Reduced the maximum revolver commitments from $125.0 million to $100.0 million;

•	Replaced the leverage ratio financial maintenance covenant with a new minimum EBITDA financial maintenance covenant that will be tested monthly;

•	Amended the definition of “EBITDA” for purposes of the financial maintenance covenant to provide allowances for certain unusual or non-recurring fees, costs and expenses;

•	Amended the definition of “Borrowing Base” (i) to set the eligible equipment advance rates based on net book value at 60% and on Net Orderly Liquidation Value (as defined in the Credit Facility) at 80% and (ii) to cap Borrowing Base availability attributable to eligible equipment at 75%;

•	Increased the default rate upon the occurrence and continuation of an event of default from 2% to 4%;

•	Increased the applicable margin on LIBOR Rate and Base Rate Loans (each as defined in the Credit Facility) and the unused line fee;

•	Eliminated our ability to voluntarily reduce the commitments without termination the Credit Facility;

•	Required us to apply proceeds from the Restructuring transactions and related agreements and from asset sales to pay down the Credit Facility;

•	Amended the definition of “Permitted Disposition” to permit certain additional dispositions;

•	Amended certain definitions in connection with the Restructuring transactions, including “Change of Control”, “Permitted Indebtedness”, and “Permitted Liens”; and

•	Prohibited us from optionally prepaying or acquiring other indebtedness, making any payment on subordinated indebtedness, or amending certain agreements or documents.

In addition, we agreed to certain make-whole fees that would be payable to the lenders under the Credit Facility upon early termination of the Credit Facility as a result of acceleration, bankruptcy or otherwise, unless amounts outstanding under the Credit Facility are paid in full.

Rights Offering

As part of the Restructuring, we will undertake the Rights Offering in which each holder of Common Stock will be granted subscription rights to purchase its pro rata share of $5.0 million of additional Common Stock exercisable at the Offering Price. The Rights Offering will be fully backstopped by Mr. Johnsrud, pursuant to which Mr. Johnsrud will receive a backstop fee of 5% payable in the form of additional Common Stock issued at the Offering Price. In order to secure his backstop obligations, Mr. Johnsrud deposited the Escrowed Funds to a third party escrow account on April 15, 2016. The proceeds from the Rights Offering will be applied to amounts outstanding under the Credit Facility, which amounts may be redrawn subject to the terms and conditions under the Credit Facility. We expect to complete the Rights Offering no later than the second quarter of 2016, subject to approval of the Authorized Shares Proposal to amend the our Certificate of Incorporation to provide for the issuance of sufficient additional shares of Common Stock.

Equity Conversion

Subject to approval of the Authorized Shares Proposal to amend our Certificate of Incorporation to provide for the issuance of sufficient additional shares of Common Stock, the $31.4 million principal amount of Johnsrud Notes will be exchanged for Common Stock (the “Johnsrud Equity Conversion”) at a conversion price equal to the Offering Price of the Rights Offering. The Johnsrud Notes were canceled on the closing of the Exchange Offer and, subject to approval of the Authorized Shares Proposal, Mr. Johnsrud is entitled to receive 98,234,375 shares of Common Stock into which the Johnsrud Notes are converted.

Management Incentive Plan

As part of the Restructuring, we will implement a Management Incentive Plan, in form and substance acceptable to the Supporting Holders, that will provide for issuance of up to 5-10% of the outstanding Common Stock on a fully diluted basis. The form of equity shall be stock options.

Effect of Approval of the Authorized Shares Proposal

The approval of the amendment to the Authorized Shares Proposal and the completion of the Restructuring would result in the issuance of a substantial number of additional shares of Common Stock which would have a dilutive effect on a stockholder’s voting power. In addition, the issuance of additional shares of Common Stock pursuant to the Johnsrud Equity Conversion and the Rights Offering would decrease the percentage ownership of our existing stockholders and, depending upon the price at which such shares are issued and the market price of the shares, could be price dilutive to our existing stockholders. The additional shares of Common Stock to be authorized by the Authorized Shares Proposal carry no preemptive rights to purchase Common Stock or other securities. The increase in authorized shares pursuant to the Authorized Shares Proposal could also have an anti-takeover effect by making it more difficult and less desirable for a third party to seek to gain control of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARES PROPOSAL.

PROPOSAL 1—APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

(Item 1 on Proxy Card)

The Board has approved and is recommending to the stockholders for approval at the Special Meeting, an amendment to the FOURTH Article of the Company’s Certificate of Incorporation, which sets forth the terms of the Company’s authorized capital stock. The amendment proposed by the Company to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A. The FOURTH Article currently authorizes 50,000,000 shares of Common Stock, par value $0.001 per share, as well as 1,000,000 shares of preferred stock, par value $0.001 per share. The proposed amendment would increase the authorized Common Stock to 350,000,000 shares of Common Stock. The authorized shares of preferred stock would remain at 1,000,000. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment to the FOURTH Article of the Certificate of Incorporation would replace the first paragraph of the Article with the following:

“Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is three hundred fifty-one million (351,000,000) shares of capital stock, consisting of (i) three hundred fifty million (350,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) one million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

The additional shares of Common Stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized under the Certificate of Incorporation. The Common Stock has no preemptive rights to purchase Common Stock or other securities. In addition, under Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of Common Stock authorized for issuance.

As of the Record Date, 31,052,076 shares of Common Stock were issued and outstanding with an additional 1,035,674 shares of Common Stock reserved for issuance as of the Record Date as follows:

Shares of Common Stock	Type of Security
537,890	Stock option plans
497,784	Unvested restricted stock awards and units

As a result, only approximately 17,912,250 million shares of Common Stock are available for issuance for future purposes and the Board deems it advisable to increase our authorized Common Stock.

Purpose and Effect of Approving the Amendment to the Company’s Certificate of Incorporation under Proposal 1

The purpose of amending the Company’s Certificate of Incorporation to increase the authorized share capital of the Company is to provide the Company with sufficient common share capacity to issue shares of Common Stock in connection with the proposed Restructuring described in greater detail above. The Company currently plans to issue additional shares of Common Stock in connection with the Johnsrud Equity Conversion and the Rights Offering and to reserve additional shares for issuance under the Warrants in order to satisfy the anti-dilution provisions thereunder.

The approval of the Authorized Shares Proposal and the completion of the Restructuring would result in the issuance of a substantial number of additional shares of Common Stock which would have a dilutive effect on a stockholder’s voting power. In addition, the issuance of additional shares of Common Stock pursuant to the Johnsrud Equity Conversion and the Rights Offering would decrease the percentage ownership of our existing stockholders and, depending upon the price at which such shares are issued and the market price of the shares, could be price dilutive to our existing stockholders.

The availability of significant authorized but unissued shares of Common Stock in the Company will provide the Company flexibility to issue additional common equity and create dilution without further approval of the Company’s stockholders. The Board believes that this additional flexibility is warranted.

After completing all steps of the Restructuring, including the Johnsrud Equity Conversion and the Rights Offering and reserving additional shares for issuance under the Warrants in order to satisfy the anti-dilution provisions thereunder, the aggregate number of shares either issued and outstanding or reserved for issuance would total approximately 176 million, which is in excess of the 50 million shares of Common Stock currently authorized under our Certificate of Incorporation. Having an additional approximately 174 million shares available for issuance after fulfillment of all obligations pursuant to the Restructuring would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a stockholders’ meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed.

We have not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. We are not aware of any pending or threatened efforts to acquire control of the Company.

Vote Required and Board Recommendation

Approval of the Authorized Shares Proposal requires the affirmative vote of a majority of the shares of Common Stock entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have the same effect as a negative vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that Mr. Gregory J. Heinlein filed a late report due to an administrative oversight on Form 4 in connection with the grant of restricted stock units on March 17, 2015, which was subsequently filed on March 22, 2016.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of the Record Date by (i) each director, (ii) each of our named executive officers, and (iii) all executive officers and directors of the Company serving as of the Record Date, as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mark D. Johnsrud (1) Chairman of the Board and Chief Executive Officer	10,191,039	32.82%

Joseph M. Crabb (2) Executive Vice President, Chief Legal Officer and Corporate Secretary	77,297	*

Gregory J. Heinlein (3) Former Executive Vice President and Chief Financial Officer	100,267	*

W. Christopher Chisholm (4) Former Executive Vice President, Chief Accounting Officer and Interim Chief Financial Officer	21,126	*

William M. Austin (5) Director	61,579	*

Edward A. Barkett (6) Director	89,504	*

Tod C. Holmes (7) Director	70,946	*

R. Dan Nelson (8) Director	76,729	*

Alfred E. Osborne, Jr. (9) Director	103,175	*

J. Danforth Quayle (10) Director	93,125	*

Robert B. Simonds, Jr. (11) Director	139,664	*

Shares owned by executive officers and directors as a group	11,024,451	35.50%

*	Less than 1% of shares outstanding
(1)	Includes 655,000 shares held by JPJ LP, a Delaware limited partnership of which Badlands Capital, LLC, a Delaware limited liability company is the general partner; Mr. Johnsrud is the sole member of Badlands Capital, LLC. Also includes 1,305 shares in Mr. Johnsrud’s 401(k).
(2)	Includes 2,167 restricted stock units and 2,500 options which are both scheduled to vest within 60 days of May 4, 2016. Also includes 48,898 fully vested options and 1,565 shares in Mr. Crabb’s 401(k).
(3)	Includes 79,298 fully vested options.
(4)	All fully vested options were cancelled 90 days after Mr. Chisholm’s final day of employment per terms of the plan.
(5)	Includes 60,789 shares of restricted stock which are forfeitable until vested (789 shares scheduled to vest on 11/13/16, 30,000 shares scheduled to vest on 11/10/16 and 11/10/2017).
(6)	Includes 64,735 shares of restricted stock which are forfeitable until vested (4,735 shares scheduled to vest 11/13/16, 30,000 shares scheduled to vest 11/10/16 and 11/10/17) and 10,000 shares by Mr. Barkett in an Individual Retirement Account.

(7)	Includes 61,973 shares of restricted stock which are forfeitable until vested (1,973 shares scheduled to vest on 11/13/16, 30,000 shares scheduled to vest on 11/10/16 and 11/10/17).
(8)	Includes 64,735 shares of restricted stock which are forfeitable until vested (4,735 shares scheduled to vest on 11/13/16, 30,000 shares scheduled to vest 11/10/16 and 11/10/17). Also includes 9,679 shares that are held of record by the Nelson Family Revocable Trust.
(9)	Includes 64,735 shares of restricted stock which are forfeitable until vested (4,735 shares scheduled to vest on 11/13/16, 30,000 shares scheduled to vest on 11/10/16 and 11/10/17). Also includes 22,440 shares that are held of record by the Rahnasto Osborne Revocable Trust and 9,000 shares that are held of record by Mr. Osborne’s Keogh Account.
(10)	Includes 64,735 shares of restricted stock which are forfeitable until vested (4,735 shares scheduled to vest on 11/13/16, 30,000 shares scheduled to vest on 11/10/16 and 11/10/17). Also includes 21,615 shares that are held of record by the James D. Quayle 2000 Irrevocable Trust and 2,500 shares that are held of record by the BTC Inc. Retirement Trust.
(11)	Includes 64,735 shares of restricted stock which are forfeitable until vested (4,735 shares scheduled to vest on 11/10/16, 30,000 shares scheduled to vest on 11/10/16 and 11/10/17). Also includes 10,554 shares that are held of record by the Simonds Family Trust and 50,000 fully vested options.

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock as of the Record Date, other than our directors and named executive officers who are listed in the table above, based on information contained in Schedules 13G filed with the SEC with respect to Senvest Management, LLC and Ascribe Capital LLC, and information otherwise known to the Company with respect to Gates Capital Management, L.P.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Senvest Management, LLC (1) 540 Madison Avenue, 32nd Floor, New York, NY 10022	1,904,791		6.13%

Ascribe Capital LLC (2) Ascribe III Investments LLC American Securities LLC 299 Park Avenue, 34th Floor, New York, NY 10171	2,560,115	(3)	7.62%

Gates Capital Management, L.P. (4) Gates Capital Management GP, LLC Gates Capital Management, Inc. Jeffrey L. Gates 1177 Ave. of Americas, 46th Floor New York, NY 10036	2,386,247	(3)	7.14%

(1)	Senvest Management, LLC is deemed to have shared voting and dispositive power of 1,904,791 shares, and Richard Mashaal may be deemed to have shared voting and dispositive power of 1,904,791 shares based on his management positions.
(2)	Ascribe Capital LLC is deemed to have shared voting and dispositive power of 2,560,115 shares, Ascribe Capital III Investments LLC is deemed to have shared voting and dispositive power of 2,352,029 shares, and American Securities LLC is deemed to have shared voting and dispositive power of 2,560,115 shares.
(3)	Reflects shares of common stock the beneficial owner has the right to acquire upon exercise of warrants of which it is the record owner.
(4)	Gates Capital Management, L.P., Gates Capital Management GP, LLC, Gates Capital Management, Inc. and Jeffrey L. Gates are deemed to have shared voting and dispositive power of 2,386,247 shares.

Stockholder Proposals for the 2016 Annual Meeting

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders must have been received at our principal executive offices not later than November 27, 2015, which is 120 days prior to the first anniversary of the mailing date of the 2015 proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2016 Special Meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2015 annual meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Bylaws must have been received no earlier than the close of business on January 6, 2016 and no later than the close of business on February 5, 2016.

In addition, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the 2016 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered neither (A) earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss, manage risk or benefit share price changes, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.

Stockholders should submit their proposals to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Special Meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Special Meeting. Discretionary authority for them to do so is contained in the proxy.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting, may request reasonable assistance or accommodation from the Company by contacting the Company by mail at Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, or by phone at (602) 903-7802. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 13, 2016.

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•	Our main Internet site, located at www.nuverra.com. A link to our investor relations site can be found at ir.nuverra.com. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.

•	You may read and copy the Proxy Statement at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website located at www.sec.gov.

•	To have information such as our latest quarterly earnings release, Annual Report on Form 10-K, Amendment No. 1 to our Annual Report on Form 10-K/A or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (602) 903-7802 or via our website at ir.nuverra.com.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Investor Relations or contact the Company at (602) 903-7802, and we will promptly send you what you have requested without charge. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Proxy Statement contains certain “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act,” that involve many risks and uncertainties. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market and industry trends and developments, including the current decline in oil and natural gas prices;

•	the potential benefits of our completed and any future merger, acquisition, disposition, restructuring, and financing transactions;

•	the expected timing for completion of the restructuring transactions described herein; and

•	the expected effect of the restructuring transactions.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These forward-looking statements are based on information available to us as of the date of this Proxy Statement and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	failure to complete all aspects of the restructuring transactions, including the note conversion, rights offering, and implementation of the management incentive plan;

•	financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate;

•	risks associated with our indebtedness, including our ability to manage our liquidity needs and to comply with covenants under our credit facilities, including the indentures governing our notes;

•	risks associated with our capital structure, including our ability to refinance or restructure our indebtedness to access necessary funding under our existing or future credit facilities and to generate sufficient operating cash flow to meet our debt service obligations;

•	changes in customer drilling, completion and production activities and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment;

•	difficulties in identifying and completing acquisitions and divestitures, and differences in the type and availability of consideration or financing for such acquisitions and divestitures;

•	difficulties in completing any refinancing or restructuring transactions;

•	difficulties in successfully executing our growth initiatives, including difficulties in permitting, financing and constructing pipelines and waste treatment assets and in structuring economically viable agreements with potential customers, joint venture partners, financing sources and other parties;

•	our ability to attract, motivate and retain key executives and qualified employees in key areas of our business;

•	fluctuations in prices, transportation costs and demand for commodities such as oil and natural gas;

•	risks associated with the operation, construction and development of saltwater disposal wells, solids and liquids treatment assets, landfills and pipelines, including access to additional locations and rights-of-way, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives;

•	risks associated with our ability to collect outstanding receivables as a result of liquidity constraints on our customers resulting from low oil and/or natural gas prices;

•	the availability of less favorable credit and payment terms due to the downturn in our industry and our financial condition, including more stringent or costly payment terms from our vendors and additional requirements from sureties to collateralize our performance bonds with letters of credit, which may further constrain our liquidity and reduce availability under our revolving credit facility;

•	risks associated with new technologies and the impact on our business;

•	the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets;

•	changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty;

•	reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations or the loss of key customers;

•	the impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts;

•	control of costs and expenses;

•	present and possible future claims, litigation or enforcement actions or investigations;

•	natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our corporate headquarters, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve;

•	the threat or occurrence of international armed conflict;

•	the unknown future impact on our business from legislation and governmental rulemaking, including the Affordable Care Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules to be promulgated thereunder;

•	risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and

•	other risks identified in this Proxy Statement or referenced from time to time in our filings with the United States Securities and Exchange Commission.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

Whether you intend to attend the live webcast of the Special Meeting or not, we urge you to return your proxy promptly.

By Order of the Board of Directors,

/s/ Mark D. Johnsrud
Mark D. Johnsrud
Chief Executive Officer and Chairman

APPENDIX A

FIFTH CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Nuverra Environmental Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Nuverra Environmental Solutions, Inc.

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Fifth Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation and directed that the proposed amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and held on May 20, 2016, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Fifth Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation.

THIRD: Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this Fifth Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation, Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment, Second Certificate of Amendment, Third Certificate of Amendment, and Fourth Certificate of Amendment thereof, shall be hereby further amended to read in its entirety as follows:

“Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is three hundred fifty-one million (351,000,000) shares of capital stock, consisting of (i) three hundred fifty million (350,000,000) shares of common stock, par value $0.001 per share (the Common Stock”), and (ii) one million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

FOURTH: The remaining provisions of the Amended and Rested Certificate of Incorporation, as amended by the Certificate of Amendment, Second Certificate of Amendment, Third Certificate of Amendment, and Fourth Certificate of Amendment thereof, are not affected by the aforementioned amendment and remain in full force and are not affected by this Fifth Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation.

FIFTH: The foregoing amendment shall be effective immediately upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has duly caused this Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed this [    ] day of [            ], 2016.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:
Name:
Title:

A-1

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
NUVERRA ENVIRONMENTAL SOLUTIONS, INC. 14624 N. SCOTTSDALE ROAD SUITE 300 SCOTTSDALE, AZ 85254

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NES2016S
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E11327-Z68051 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1.     Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.001 per share, from 50 million to 350 million.

	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

E11328-Z68051

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Special Meeting of Stockholders

May 20, 2016 12:00 PM, EDT

This proxy is solicited by the Board of Directors

The stockholder hereby appoints Joseph M. Crabb, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NUVERRA ENVIRONMENTAL SOLUTIONS, INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 12:00 PM, EDT on May 20, 2016, at www.virtualshareholdermeeting.com/NES2016S and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side